                                                                  EXHIBIT (23)-4

CONSENT OF COCHRAN WHEELER & KENNEDY, P.C.

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 401(k) Plan of The Banc Corporation of our report dated November 6, 1998, with respect to the consolidated financial statements of The Banc Corporation included in its Registration Statement (Form S-1 No. 333-67011), filed with the Securities and Exchange Commission.


/s/ Cochran, Wheeler and Kennedy, P.C.
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January 20, 1999